Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use in the Prospectus constituting part of Enova Systems, Inc.'s, Registration Statement on Amendment No. 1 to Form S-1 of our report, dated February 24, 2003, on the audit of the balance sheet of Enova Systems, Inc., as of December 31, 2002, and the statements of operations, stockholders' equity, and cash flows for the two years then ended, which appears in the Prospectus. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                                       /s/ Moss Adams LLP

Santa Rosa, California
August 3, 2004




                                 Exhibits - 20